EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statements on Form S-3 and S-8 of our report dated January 27, 2006 relating to the financial statements and the financial statement schedule which appears in the Tennessee Valley Financial Holdings, Inc. Annual Report on Form 10-KSB for the year ended December 31, 2005. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Pugh & Company, P.C.

Knoxville, Tennessee
March 24, 2006